FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
January 20, 2021	Emlen Harmon, Senior Managing Director - Investor Relations
212.309.7646
http://www.sterlingbancorp.com
Sterling Bancorp announces results for the fourth quarter and full year 2020. Diluted income per share available to common stockholders in the fourth quarter of $0.38 (as reported) and $0.49 (as adjusted).
Key Performance Highlights
▪Adjusted PPNR excluding accretion income1, 2 of $130.3 million; increased $7.0 million, or 5.7% over linked quarter.
▪Adjusted total revenue1 was $256.1 million; an increase of $10.5 million, or 4.3% over linked quarter.
▪Net interest margin excluding accretion income1 of 3.25%, an increase of 15 basis points (“bps”) over the linked quarter.
▪Earning asset yields increased by six bps to 3.69% while cost of funding liabilities decreased by nine bps to 33 bps.
▪Total commercial loans were $20.0 billion, an increase of 5.5% over a year ago.
▪Total deposits were $23.1 billion, an increase of 3.1% over a year ago.
▪Total core deposits were $21.5 billion, an increase of 4.5% over a year ago.
▪Adjusted non-interest expense1 was $110.1 million, an increase of $4.3 million relative to the linked quarter. Adjusted operating efficiency ratio3 was 43.0%.
▪NPLs decreased by $13.8 million to $167.1 million; ACL / portfolio loans of 1.49% and ACL / NPLs of 195.2%.
▪TCE / TA1 was 9.55% and tangible book value per common share1 was $13.87, an increase of 6.0% over a year ago.
▪Completed $225.0 million subordinated debt capital raise; anticipate redeeming bank subordinated debt in April 2021.
▪Declared dividend per common share of $0.07.
▪Restarted share repurchase program in Q4 2020; with 1.9 million repurchased and 14.7 million available for repurchase under the program; targeting a 50% pay out ratio.
Results for the Three Months ended December 31, 2020 vs. December 31, 2019

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	12/31/2019	12/31/2020	Change % / bps	12/31/2019	12/31/2020	Change % / bps
Total assets	$30,586,497	$29,820,138	(2.5)%	$30,586,497	$29,820,138	(2.5)%
Total portfolio loans, gross	21,440,212	21,848,409	1.9	21,440,212	21,848,409	1.9
Total deposits	22,418,658	23,119,522	3.1	22,418,658	23,119,522	3.1
PPNR[1,2]	145,188	122,474	(15.6)	131,380	130,257	(0.9)
Net income available to common	104,722	74,457	(28.9)	108,855	94,323	(13.3)
Diluted EPS available to common	0.52	0.38	(26.9)	0.54	0.49	(9.3)
Net interest margin	3.37%	3.33%	(4)	3.42%	3.38%	(4)
Tangible book value per common share[1]	$13.09	$13.87	6.0	$13.09	$13.87	6.0
Results for the Three Months ended December 31, 2020 vs. September 30, 2020

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	9/30/2020	12/31/2020	Change % / bps	9/30/2020	12/31/2020	Change % / bps
PPNR[1,2]	$126,687	$122,474	(3.3)	$123,286	$130,257	5.7
Net income available to common	82,438	74,457	(9.7)	87,682	94,323	7.6
Diluted EPS available to common	0.43	0.38	(11.6)	0.45	0.49	8.9
Net interest margin	3.19%	3.33%	14	3.24%	3.38%	14
Operating efficiency ratio[3]	48.5	52.1	360	43.1	43.0	(10)
Allowance for credit losses (“ACL”) - loans	$325,943	$326,100	—	$325,943	$326,100	—
ACL to portfolio loans	1.46%	1.49%	3	1.46%	1.49%	3
ACL to NPLs	180.2	195.2	15	180.2	195.2	15
Tangible book value per common share[1]	$13.57	$13.87	2.2	$13.57	$13.87	2.2

1. Non-GAAP / as adjusted measures are defined in the non-GAAP tables beginning on page 18.
2. PPNR represents pretax pre-provision net revenue. PPNR and PPNR excluding accretion income are non-GAAP measures and are measured as net interest income plus non-interest income less operating expenses before tax.
3. Operating efficiency ratio is a non-GAAP measure. See page 20 for an explanation of the operating efficiency ratio.

PEARL RIVER, N.Y. – January 20, 2021 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three months and year ended December 31, 2020. Net income available to common stockholders for the three months ended December 31, 2020 was $74.5 million, or $0.38 per diluted share, compared to net income available to common stockholders of $82.4 million, or $0.43 per diluted share, for the linked quarter ended September 30, 2020, and net income available to common stockholders of $104.7 million, or $0.52 per diluted share, for the three months ended December 31, 2019.

Net income available to common stockholders for the year ended December 31, 2020 was $217.9 million, or $1.12 per diluted share, compared to net income available to common stockholders of $419.1 million, or $2.03 per diluted share, for the year ended December 31, 2019.

President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “We experienced a difficult operating environment in 2020, yet I could not be more pleased with our response to these challenges and how well we performed. The dedication of our colleagues, resilience of our business model and high quality of our client relationships is evident in our operating results. We have prioritized supporting our clients, colleagues and communities, and delivered strong profitability and substantial growth in tangible capital and tangible book value per common share.

“We closed 2020 with strong performance in the fourth quarter. Adjusted PPNR excluding accretion income was $130.3 million, an increase of 5.7% relative to the linked quarter. Our adjusted net income available to common stockholders was $94.3 million, or $0.49 per diluted share, which was an increase of four cents per share over the linked quarter. We saw improvements across many of our key profitability metrics, with positive operating leverage in the fourth quarter of 2.5x, adjusted return on average tangible assets of 1.33% and adjusted return on average tangible common equity 14.0%. At December 31, 2020, our tangible book value per common share was $13.87, an increase of 6.0% over last year.

“We continued to focus on those business segments that deliver the most attractive risk-adjusted returns. At December 31, 2020, our total core deposits were $21.5 billion, which represented growth of $934.1 million, or 4.5%, over last year. Our loan pipelines and origination activity increased significantly in the fourth quarter, and we anticipate this will continue in the first quarter of 2021. Total commercial loans grew to $20.0 billion, an increase of 5.5% over the same period a year ago. Most importantly, we effectively managed our interest rate margin by substantially reducing our funding costs and protecting our earning asset yields. Our net interest income was $222.0 million in the fourth quarter, an increase of $4.2 million relative to the linked quarter, and our tax equivalent net interest margin excluding accretion income was 3.25%, an increase of 15 basis points.

“In our fee-based businesses, client activity and transaction volumes are beginning to recover. In the fourth quarter, total non-interest income was $33.9 million, which included a gain of $3.7 million on the sale of commercial loans related to the Paycheck Protection Program (“PPP”) program. We anticipate fee revenue will return to pre-pandemic levels as business activity continues to recover in our factoring, payroll finance, syndications and cash management businesses.

“In the fourth quarter, our adjusted non-interest expenses were $110.1 million and our adjusted operating efficiency ratio was 43.0%. Given the improving economic outlook, we are making targeted investments in technology through Brio Direct, Banking as a Service and other digital platforms. We are also investing in our business development functions, including hires in key commercial areas that include syndications, innovation finance, treasury management and small business. We are investing for the future, and are confident that these investments will drive scalable and efficient growth in our business and revenues.

“Asset quality performance was also strong and in-line with our expectations. As of December 31, 2020, the majority of our clients on loan payment deferrals had resumed making payments; total loan payment deferrals decreased to $208.4 million and were 1.0% of total portfolio loans. Total net charge-offs in the fourth quarter were $27.3 million, which included adjusting the carrying value of our remaining taxi medallion relationships. We anticipate we will sell or exit the remaining taxi medallion balances in the first quarter of 2021. As of December 31, 2020, our allowance for credit losses - portfolio loans was $326.1 million, or 1.49% of total loans and 195.2% of non-performing loans.

“We have a strong capital position. Our tangible common equity to tangible assets ratio increased 40 basis points in the fourth quarter to 9.55% and our Tier 1 leverage ratio was 10.13%. We declared our regular dividend of $0.07 on our common stock, payable on February 16, 2021 to holders of record as of February 1, 2021. We restarted our stock repurchase program in Q4 2020 and repurchased 1.9 million shares. The program had 14.7 million shares available for repurchase as of December 31, 2020.

“Finally, I would like to thank our clients, shareholders, and colleagues, all of whom have exhibited extraordinary resilience through these trying times. The dedication and hard work of our colleagues positions us well to emerge from these events as a better company and take advantage of the significant opportunities in front of us in 2021.”

Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
The Company’s GAAP net income available to common stockholders of $74.5 million, or $0.38 per diluted share, for the fourth quarter of 2020, included the following items:
▪a pre-tax loss of $111 thousand on the sale of investment securities;
▪a pre-tax charge of $13.3 million related to the sale and disposition of nine financial centers and two back office locations;
▪a pre-tax charge of $2.7 million related to the repayment of FHLB borrowings and a portion of the subordinated notes - Bank; and
▪the pre-tax amortization of non-compete agreements and acquired customer list intangible assets of $172 thousand.
Excluding the impact of these items, adjusted net income available to common stockholders was $94.3 million, or $0.49 per diluted share, for the three months ended December 31, 2020. Our effective income tax rate for the full year 2020 was 13.5%, which is the tax rate we use to calculate our adjusted earnings in the three months ended December 31, 2020.
For the year ended December 31, 2020, our GAAP net income available to common stockholders was $217.9 million, or $1.12 per diluted share. Our adjusted net income available to common stockholders was $234.1 million, or $1.20 per diluted share. Adjusted earnings for the year ended December 31, 2020, are calculated using our effective income tax rate of 13.5%
Non-GAAP financial measures include the terms “adjusted” or “excluding”. See the reconciliation of the Company’s non-GAAP financial measures beginning on page 18.
Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	12/31/2019	9/30/2020	12/31/2020	Y-o-Y	Linked Qtr
Interest and dividend income	$295,474	$244,658	$242,610	(17.9)%	(0.8)%
Interest expense	67,217	26,834	20,584	(69.4)	(23.3)
Net interest income	$228,257	$217,824	$222,026	(2.7)	1.9

Accretion income on acquired loans	$19,497	$9,172	$8,560	(56.1)%	(6.7)%
Yield on loans	4.84%	3.82%	3.90%	(94)	8
Tax equivalent yield on investment securities[4]	2.89	3.09	2.94	5	(15)
Tax equivalent yield on interest earning assets[4]	4.41	3.63	3.69	(72)	6
Cost of total deposits	0.89	0.31	0.22	(67)	(9)
Cost of interest bearing deposits	1.10	0.40	0.29	(81)	(11)
Cost of borrowings	2.38	1.95	3.35	97	140
Cost of interest bearing liabilities	1.28	0.53	0.43	(85)	(10)
Total cost of funding liabilities[5]	1.06	0.42	0.33	(73)	(9)
Tax equivalent net interest margin[6]	3.42	3.24	3.38	(4)	14

Average commercial loans	$18,473,473	$20,090,445	$19,992,074	8.2%	(0.5)%
Average loans, including loans held for sale	21,000,949	22,159,535	21,879,511	4.2	(1.3)
Average cash balances	573,861	424,249	331,587	(42.2)	(21.8)
Average investment securities	5,064,936	4,392,864	4,155,784	(17.9)	(5.4)
Average total interest earning assets	26,901,439	27,163,337	26,522,991	(1.4)	(2.4)
Average deposits and mortgage escrow	22,289,097	23,665,916	23,849,187	7.0	0.8

4. Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable federal tax rate of 21%.
5. Includes interest bearing liabilities and non-interest bearing deposits.
6. Tax equivalent net interest margin is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 21% federal tax rate in all periods presented.

Fourth quarter 2020 compared with fourth quarter 2019
Net interest income was $222.0 million for the quarter ended December 31, 2020, a decrease of $6.2 million compared to the fourth quarter of 2019. This was mainly due to a decline in accretion income on acquired loans. Other key components of changes in net interest income were the following:
▪The tax equivalent yield on interest earning assets decreased 72 basis points to 3.69% mainly due to lower accretion income on acquired loans and changes in market rates of interest.
▪The yield on loans was 3.90% compared to 4.84% for the three months ended December 31, 2019. The decrease in yield on loans was mainly due to the decline in market interest rates. Accretion income on acquired loans was $8.6 million in the fourth quarter of 2020, compared to $19.5 million in the fourth quarter of 2019.
▪The tax equivalent yield on investment securities was 2.94% compared to 2.89% for the three months ended December 31, 2019. Average investment securities were $4.2 billion, or 15.7%, of average total interest earning assets for the fourth quarter of 2020 compared to $5.1 billion, or 18.8%, of average total interest earning assets for the fourth quarter of 2019. The increase in yield was mainly due to an increase in corporate securities in 2020.
▪In the fourth quarter of 2020, average cash balances were $331.6 million compared to $573.9 million in the fourth quarter of 2019. In the fourth quarter of 2019, we maintained higher cash prior to the completion of an equipment finance portfolio acquisition.
▪Total interest expense was $20.6 million, a decline of $46.6 million compared to the fourth quarter of 2019. This was mainly due to lower interest expense paid on deposits and repayment of higher cost FHLB borrowings.
▪The cost of total deposits was 22 basis points for the fourth quarter of 2020 compared to 89 basis points for the same period a year ago. The decrease was mainly due to deposit pricing strategies we implemented in response to the declining interest rate environment.
▪The cost of borrowings was 3.35% for the fourth quarter of 2020 compared to 2.38% for the same period a year ago. The increase was mainly due to the change in composition of our borrowings. We repaid the majority of our FHLB borrowings during the year, which left a higher relative amount of longer term borrowings, which have higher interest coupons.
▪The total cost of interest bearing liabilities was 0.43% for the fourth quarter of 2020 compared to 1.28% for the same period a year ago. The decline was due to both changes in market rates of interest and changes in funding mix.
▪Average interest bearing deposits increased $391.4 million during the fourth quarter of 2020 compared to the same period a year ago, due to growth generated by our commercial banking teams and financial centers. Average borrowings decreased $2.0 billion compared to the fourth quarter of 2019.

Fourth quarter 2020 compared with linked quarter ended September 30, 2020
Net interest income increased $4.2 million for the quarter ended December 31, 2020 compared to the linked quarter. The increase was mainly due to a decrease in interest expense. Other key components of the changes in net interest income were the following:
▪The tax equivalent net interest margin was 3.38% compared to 3.24% in the linked quarter. Excluding accretion income on acquired loans, tax equivalent net interest margin increased 15 basis points to 3.25%.
▪The yield on loans was 3.90% compared to 3.82% for the linked quarter. The increase was mainly due to prepayment penalties on multi-family loans and resolution of residential mortgage loans that were under forbearance. Accretion income on acquired loans decreased $612 thousand to $8.6 million for the fourth quarter of 2020.
▪The tax equivalent yield on interest earning assets was 3.69% compared to 3.63% in the linked quarter mainly due to higher prepayment penalties on multi-family loans and recognition of interest income on loans in which we deferred income recognition while under CARES Act forbearance.
▪The cost of total deposits decreased nine basis points to 22 basis points, mainly due to deposit pricing strategies we implemented in response to the declining interest rate environment.
▪Total interest expense decreased $6.3 million from the linked quarter as a result of continued repricing of deposits and repayment of higher cost FHLB borrowings.
▪The average balance of commercial loans decreased $98.4 million and the average balance of residential mortgage loans declined $170.8 million.
▪The total balance of PPP loans was $142.8 million at the end of the year. We recognized $846 thousand in PPP loan fees as interest income in the fourth quarter of 2020, compared to $1.5 million in the linked quarter.
▪The tax equivalent yield on investment securities was 2.94% compared to 3.09% for the linked quarter. The decrease in yield was mainly due to premium amortization recognized in the linked quarter related to accelerated repayments on mortgage-backed securities.
▪The total cost of borrowings increased 140 basis points to 3.35%, mainly due to the change in mix of borrowings as we repaid FHLB borrowings and issued $225.0 million of subordinated notes in the period. We anticipate we will redeem the subordinated notes - Bank in April 2021.
▪Average deposits and mortgage escrow increased by $183.3 million and average borrowings decreased by $895.9 million relative to the linked quarter.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	12/31/2019	9/30/2020	12/31/2020	Y-o-Y	Linked Qtr
Deposit fees and service charges	$6,506	$5,960	$5,975	(8.2)%	0.3%
Accounts receivable management / factoring commissions and other related fees	6,572	5,393	6,498	(1.1)%	20.5%
Bank owned life insurance (“BOLI”)	4,770	5,363	4,961	4.0%	(7.5)%
Loan commissions and fees	8,698	7,290	13,220	52.0%	81.3%
Investment management fees	1,597	1,735	1,700	6.4%	(2.0)%
Net (loss) gain on sale of securities	(76)	642	(111)	46.1%	(117.3)%
(Loss) on termination of pension plan	(280)	—	—	NM	NM
Other	4,594	1,842	1,678	(63.5)%	(8.9)%
Total non-interest income	32,381	28,225	33,921	4.8%	20.2%
Net (loss) gain on sale of securities	(76)	642	(111)	46.1%	(117.3)%
(Loss) on termination of pension plan	(280)	—	—	NM	NM
Adjusted non-interest income	$32,737	$27,583	$34,032	4.0%	23.4%

Fourth quarter 2020 compared with fourth quarter 2019
Adjusted non-interest income increased $1.3 million in the fourth quarter of 2020 to $34.0 million, compared to $32.7 million in the same quarter last year. The increase was mainly due to the gain on sale of PPP loans of $3.7 million, and an increase in income received on operating leases that were acquired in the equipment portfolio transaction in the fourth quarter of 2019.
Loan swap fees, which are included in other income, declined $2.6 million due to lower transaction volumes.
In the fourth quarter of 2019, we realized a loss on termination of a pension plan of $280 thousand.
Fourth quarter 2020 compared with linked quarter ended September 30, 2020
Adjusted non-interest income increased approximately $6.4 million relative to the linked quarter to $34.0 million. The increase was primarily a result of increased transactional activity in our account receivable management business and an increase in loan commissions and fees, which increased $5.9 million relative to the linked quarter. This increase includes $3.7 million of gain from sale of PPP loans, gain from sale of Main Street Lending Program of $370 thousand, an increase of $1.0 million in loan syndication fees and an increase in operating lease revenues.

In the fourth quarter of 2020, we realized a loss of $111 thousand on sale of securities compared to a gain of $642 thousand in the third quarter of 2020.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	12/31/2019	9/30/2020	12/31/2020	Y-o-Y	Linked Qtr
Compensation and benefits	$52,453	$55,960	$56,563	7.8%	1.1%
Stock-based compensation plans	5,180	5,869	5,222	0.8	(11.0)
Occupancy and office operations	15,886	14,722	14,742	(7.2)	0.1
Information technology	9,313	8,422	9,559	2.6	13.5
Amortization of intangible assets	4,785	4,200	4,200	(12.2)	—
FDIC insurance and regulatory assessments	3,134	3,332	2,865	(8.6)	(14.0)
Other real estate owned (“OREO”), net	(132)	151	283	(314.4)	87.4
Impairment related to financial centers and real estate consolidation strategy	—	—	13,311	NM	NM
Charge for asset write-downs, systems integration, retention and severance	5,133	—	—	NM	NM
Loss on extinguishment of borrowings	—	6,241	2,749	—	(56.0)
Other expenses	19,698	20,465	23,979	21.7	17.2
Total non-interest expense	$115,450	$119,362	$133,473	15.6	11.8
Full time equivalent employees (“FTEs”) at period end	1,639	1,466	1,460	(10.9)	(0.4)
Financial centers at period end	82	78	76	(7.3)	(2.6)
Operating efficiency ratio, as reported[8]	44.3%	48.5%	52.1%	780	360
Operating efficiency ratio, as adjusted[8]	39.9	43.1	43.0	310	(10)
8 See a reconciliation of non-GAAP financial measures beginning on page 18.

Fourth quarter 2020 compared with fourth quarter 2019
Total non-interest expense increased $18.0 million relative to the fourth quarter of 2019. Key components of the change in non-interest expense between the periods were the following:
▪Compensation and benefits increased $4.1 million as decreases in financial center personnel were offset by hiring of information technology, risk management and commercial banking personnel. Severance costs for displaced personnel were $1.2 million. Total FTEs declined to 1,460 from 1,639.
▪Occupancy and office operations expense decreased $1.1 million, mainly due to the consolidation of financial centers and other back-office locations. We have consolidated 6 financial centers in the past twelve months.
▪Impairment related to financial centers and real estate consolidation strategy represents loss on sale of financial center and other locations and early termination payments on leased locations.
▪Charge for asset write-downs, systems integration, retention and severance incurred in the fourth quarter of 2019 was related to the equipment finance loan portfolio acquisition.
▪Other expenses increased $4.3 million to $24.0 million, mainly due to $3.1 million of depreciation expense on operating leases acquired in the fourth quarter of 2019. The remainder of the increase was mainly due to an increase in consulting fees related to information technology projects.
Fourth quarter 2020 compared with linked quarter ended September 30, 2020
Total non-interest expense increased $14.1 million to $133.5 million in the fourth quarter of 2020. Key components of the change in non-interest expense were the following:
▪Compensation and benefits increased $603 thousand to $56.6 million in the fourth quarter of 2020. The increase was mainly due to an increase in annual bonus compensation.
▪Information technology increased $1.1 million to $9.6 million. The increase was mainly due to the amortization of investments related to various back-office automation and digital loan and deposit product initiatives.
▪Loss on extinguishment of borrowings in the fourth quarter was incurred in connection with the repayment of $250.0 million of FHLB advances and $30.0 million of subordinated notes - Bank. In the linked quarter, the loss was incurred in connection with the repayment of $450.0 million of FHLB advances.

▪Other expenses increased by $3.5 million, mainly due to an increase in charitable contributions and other donations, increased operating expenses associated with maintenance of office locations, and a write-down associated with repossessed assets related to foreclosed equipment finance loans.
Taxes
We recorded income tax expense of $18.6 million in the fourth quarter of 2020, compared to income tax expense of $12.3 million in the linked quarter and income tax expense of $27.9 million in the prior year period. For the three months ended December 31, 2020, we recorded income tax expense at an estimated effective income tax rate of 19.5% compared to 12.7% for the three months ended September 30, 2020. The increase in the effective tax rate was mainly due to an adjustment related to a net operating loss carryback benefit we recorded in our 2019 tax return in connection with provisions of the CARES Act. For the three months ended December 31, 2019, we recorded income tax expense at an estimated effective income tax rate of 20.7%.
Our estimated effective income tax rate for full year 2020 prior to discrete items was 13.5%. Discrete items include mainly the impact of vesting of stock-based compensation, adjustments to our estimates related to the amount of available net loss carryback available under the CARES Act, and our accrual for uncertain tax positions. Our actual estimated income tax rate for the full year 2020 after discrete items was 11.7%.

Key Balance Sheet Highlights as of December 31, 2020

($ in thousands)	As of			Change % / bps
	12/31/2019	9/30/2020	12/31/2020	Y-o-Y	Linked Qtr
Total assets	$30,586,497	$30,617,722	$29,820,138	(2.5)%	(2.6)%
Total portfolio loans, gross	21,440,212	22,281,940	21,848,409	1.9	(1.9)
Commercial & industrial (“C&I”) loans	8,232,719	9,331,717	9,160,268	11.3	(1.8)
Commercial real estate loans (including multi-family)	10,295,518	10,377,282	10,238,650	(0.6)	(1.3)
Acquisition, development and construction (“ADC”) loans	467,331	633,166	642,943	37.6	1.5
Total commercial loans	18,995,568	20,342,165	20,041,861	5.5	(1.5)
Residential mortgage loans	2,210,112	1,739,563	1,616,641	(26.9)	(7.1)
Loan portfolio composition:
Commercial & industrial (“C&I”) loans	38.4%	41.9%	41.9%	350	—
Commercial real estate loans (including multi-family)	48.0	46.6	46.9	(110)	30
Acquisition, development and construction (“ADC”) loans	2.2	2.8	2.9	70	10
Residential and consumer	11.4	8.7	8.3	(310)	(40)
BOLI	$613,848	$625,236	$629,576	2.6	0.7
Core deposits[9]	20,548,459	22,563,276	21,482,525	4.5	(4.8)
Total deposits	22,418,658	24,255,333	23,119,522	3.1	(4.7)
Municipal deposits (included in core deposits)	1,988,047	2,397,072	1,648,945	(17.1)	(31.2)
Investment securities, net	5,075,309	4,201,350	4,039,456	(20.4)	(3.9)
Total borrowings	2,885,958	993,535	1,321,714	(54.2)	33.0
Loans to deposits	95.6%	91.9%	94.5%	(110)	260
Core deposits[9] to total deposits	91.7	93.0	92.9	120	(10)
Investment securities, net to earning assets	18.8	15.6	15.4	(340)	(20)
9 Core deposits include retail, commercial and municipal transaction, money market, savings accounts and certificates of deposit accounts, and reciprocal Certificate of Deposit Account Registry balances and exclude brokered and wholesale deposits.

Highlights in balance sheet items as of December 31, 2020 were the following:
▪C&I loans includes traditional C&I, PPP, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans. C&I loans and commercial real estate loans represented 88.8% of our loan portfolio at December 31, 2020 compared to 86.4% a year ago. Residential and consumer loans are now less than 10% of our total portfolio loans. During the year, we have continued to experience run-off of broker originated multi-family loans, which resulted in the decline in the proportion of commercial real estate loans. In the fourth quarter of 2020, we sold $464.2 million of PPP loans, which included the majority of such loans for which the forgiveness process had not yet been started.
▪Residential mortgage loans were $1.6 billion at December 31, 2020, a decline of $122.9 million from the linked quarter and a decline of $593.5 million from the same period a year ago. In the third quarter of 2020, we sold non-performing residential mortgage loans with a net book value of $53.2 million.
▪Core deposits at December 31, 2020 were $21.5 billion and decreased $1.1 billion compared to September 30, 2020, and increased $934.1 million compared to December 31, 2019. The decline in the fourth quarter of both core deposits and total deposits was mainly due to expected seasonal outflows of municipal deposits. Money market balances declined $247.2 million as certain institutional non-relationship balances were withdrawn. The growth compared to December 31, 2019 in both core deposits and total deposits was mainly due to successful commercial banking and financial center deposit gathering strategies and the increase in balances that has occurred since the outset of the pandemic.
▪Total deposits at December 31, 2020 decreased $1.1 billion compared to September 30, 2020, and total deposits increased $700.9 million compared to December 31, 2019. The decrease over the linked quarter and the increase compared to December 31, 2019 was mainly due to the same factors as discussed in relation to the change in core deposits.
▪Municipal deposits at December 31, 2020 were $1.6 billion, a decrease of $748.1 million relative to September 30, 2020. Municipal deposits reach their peak at the end of the third quarter in connection with seasonal tax collections by local municipalities.
▪Investment securities, net decreased by $161.9 million from September 30, 2020 and $1.0 billion from December 31, 2019, and represented 15.4% of earning assets at December 31, 2020. The decline is consistent with our goal in the current interest rate environment of investment securities representing approximately 15.0% of earning assets.
▪Total borrowings at December 31, 2020 were $1.3 billion, an increase of $328.2 million relative to September 30, 2020 and a decrease of $1.6 billion relative to December 31, 2019. The increase was mainly due to the issuance of $225.0 million of Subordinated notes. We anticipate a portion of these proceeds will be used to redeem the subordinated notes - Bank in April 2021. Compared to December 31, 2019, the sale of securities and deposit inflows allowed us to reduce borrowings.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	12/31/2019	9/30/2020	12/31/2020	Y-o-Y	Linked Qtr
Provision for credit losses	$10,585	$31,000	$27,500	159.8%	(11.3)%
Net charge-offs	9,082	70,546	27,343	201.1	(61.2)
Allowance for credit losses (“ACL”) - loans	106,238	325,943	326,100	207.0	—
Loans 30 to 89 days past due accruing	52,880	68,979	72,912	37.9	5.7
Non-performing loans	179,161	180,851	167,059	(6.8)	(7.6)
Annualized net charge-offs to average loans	0.17%	1.27%	0.50%	33	(77)
Special mention loans	159,976	204,267	461,458	188.5	125.9
Substandard loans	295,428	375,427	528,760	79.0	40.8
ACL - loans to total loans	0.50	1.46	1.49	99	3
ACL - loans to non-performing loans	59.3	180.2	195.2	13,590	1,500
For the three months ended December 31, 2020, provision for credit losses on portfolio loans was $27.5 million, which was $157 thousand greater than net charge-offs. The provision for credit losses was based on our reasonable and supportable forecasts of future macroeconomic scenarios used to estimate expected credit losses. ACL - loans was $326.1 million, or 1.49% of total portfolio loans compared to 1.46% at September 30, 2020, and increased to 195.2% of non-performing loans from 180.2% at September 30, 2020.
Net charge-offs were $27.3 million in the fourth quarter of 2020 and consisted mainly of charge-offs related to taxi medallion, asset-based lending, factored receivables, traditional C&I and commercial real estate loans.
Non-performing loans declined by $13.8 million to $167.1 million at December 31, 2020 compared to the linked quarter. Loans 30 to 89 days past due were $72.9 million, an increase of $3.9 million from the linked quarter.
Special mention loans increased $257.2 million compared to the linked quarter. Substandard loans, which include non-performing loans, increased $153.3 million relative to the linked quarter. The increase was mainly due to CRE and multi-family loans and the majority of these loans are related to borrowers that previously requested payment forbearance under the CARES Act. As of December 31, 2020, loan payment deferrals were $208.4 million, or 1.0% of the total portfolio loans.
Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	12/31/2019	9/30/2020	12/31/2020	Y-o-Y	Linked Qtr
Total stockholders’ equity	$4,530,113	$4,557,785	$4,590,514	1.3%	0.7%
Preferred stock	137,581	136,917	136,689	(0.6)	(0.2)
Goodwill and other intangible assets	1,793,846	1,781,246	1,777,047	(0.9)	(0.2)
Tangible common stockholders’ equity [10]	$2,598,686	$2,639,622	$2,676,778	3.0	1.4
Common shares outstanding	198,455,324	194,458,841	192,923,371	(2.8)	(0.8)
Book value per common share	$22.13	$22.73	$23.09	4.3	1.6
Tangible book value per common share [10]	13.09	13.57	13.87	6.0	2.2
Tangible common equity as a % of tangible assets [10]	9.03%	9.15%	9.55%	52	40
Est. Tier 1 leverage ratio - Company	9.55	9.93	10.13	58	20
Est. Tier 1 leverage ratio - Company fully implemented	—	9.59	9.80	N/A	21
Est. Tier 1 leverage ratio - Bank	10.11	10.48	11.33	122	85
Est. Tier 1 leverage ratio - Bank fully implemented	—	10.13	11.01	N/A	88

[10] See a reconciliation of non-GAAP financial measures beginning on page 18.

Total stockholders’ equity increased $32.7 million as of December 31, 2020 compared to September 30, 2020 to $4.6 billion. For the fourth quarter of 2020, net income of $76.4 million and stock-based compensation activity that totaled $5.6 million was partially offset by common stock repurchases of $30.6 million, common dividends of $13.5 million, preferred dividends of $2.2 million, and other comprehensive loss of $3.1 million.

We elected the five-year transition provision to delay for two years the full impact of the Current Expected Credit Losses (“CECL”) methodology on regulatory capital, followed by a three-year transition period. The December 31, 2020 fully implemented ratio data reflects the full impact of CECL and excludes the benefits of phase-ins.

Total goodwill and other intangible assets were $1.8 billion at December 31, 2020, a decrease of $4.2 million compared to September 30, 2020, which was due to amortization.

Diluted weighted average common shares outstanding declined relative to the linked quarter by approximately 185 thousand. Total common shares outstanding at December 31, 2020 were approximately 192.9 million.

Tangible book value per common share was $13.87 at December 31, 2020, which represented an increase of 6.0% compared to a year ago.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Thursday, January 21, 2021 at 8:00 AM Eastern Time to discuss the Company’s results. Analysts, investors and interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com or by dialing (888) 394-8218 Conference ID 5798619. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, plans, operations and prospects. Forward-looking statements involve certain risks, including the effects of the novel coronavirus disease (COVID-19), which include, but are not limited to, the federal, state and local government actions and reactions to COVID-19, the health of our staff and that of our clients, the continuity of our, our clients’ and our third party providers’ operations, the increased likelihood of cyber and payment fraud risk, the continued ability of our borrowers to repay their loans throughout and following the pandemic, the potential decline in collateral values resulting from COVID-19 and its effects, and the resulting impact upon our financial position, results of operations, cash flows and our outlook, as well as the following: business disruption; a failure to grow revenues faster than we grow expenses; a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2020. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Annual Report on Form 10-K to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

	12/31/2019	9/30/2020	12/31/2020
Assets:
Cash and cash equivalents	$329,151	$437,558	$305,002
Investment securities, net	5,075,309	4,201,350	4,039,456
Loans held for sale	8,125	36,826	11,749
Portfolio loans:
Commercial and industrial (“C&I”)	8,232,719	9,331,717	9,160,268
Commercial real estate (including multi-family)	10,295,518	10,377,282	10,238,650
Acquisition, development and construction (“ADC”) loans	467,331	633,166	642,943
Residential mortgage	2,210,112	1,739,563	1,616,641
Consumer	234,532	200,212	189,907
Total portfolio loans, gross	21,440,212	22,281,940	21,848,409
Allowance for credit losses	(106,238)	(325,943)	(326,100)
Total portfolio loans, net	21,333,974	21,955,997	21,522,309
FHLB and Federal Reserve Bank Stock, at cost	251,805	167,293	166,190
Accrued interest receivable	100,312	102,379	97,505
Premises and equipment, net	227,070	217,481	202,555
Goodwill	1,683,482	1,683,482	1,683,482
Other intangibles	110,364	97,764	93,565
BOLI	613,848	625,236	629,576
Other real estate owned	12,189	6,919	5,347
Other assets	840,868	1,085,437	1,063,402
Total assets	$30,586,497	$30,617,722	$29,820,138
Liabilities:
Deposits	$22,418,658	$24,255,333	$23,119,522
FHLB borrowings	2,245,653	397,000	382,000
Federal Funds Purchased	—	—	277,000
Paycheck Protection Program Lending Facility	—	117,497	—
Other borrowings	22,678	35,223	27,101
Senior notes	173,504	—	—
Subordinated notes - Company	270,941	270,445	491,910
Subordinated notes - Bank	173,182	173,370	143,703
Mortgage escrow funds	58,316	84,031	59,686
Other liabilities	693,452	727,038	728,702
Total liabilities	26,056,384	26,059,937	25,229,624
Stockholders’ equity:
Preferred stock	137,581	136,917	136,689
Common stock	2,299	2,299	2,299
Additional paid-in capital	3,766,716	3,761,216	3,761,993
Treasury stock	(583,408)	(660,312)	(686,911)
Retained earnings	1,166,709	1,229,799	1,291,628
Accumulated other comprehensive income	40,216	87,866	84,816
Total stockholders’ equity	4,530,113	4,557,785	4,590,514
Total liabilities and stockholders’ equity	$30,586,497	$30,617,722	$29,820,138

Shares of common stock outstanding at period end	198,455,324	194,458,841	192,923,371
Book value per common share	$22.13	$22.73	$23.09
Tangible book value per common share[1]	13.09	13.57	13.87
[1] See reconciliation of non-GAAP financial measures beginning on page 18.

.
Sterling Bancorp and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Year Ended
	12/31/2019	9/30/2020	12/31/2020	12/31/2019	12/31/2020
Interest and dividend income:
Loans and loan fees	$256,377	$213,009	$214,522	$1,029,369	$882,874
Securities taxable	20,367	18,623	15,679	94,823	73,786
Securities non-taxable	13,031	12,257	11,839	55,802	49,924
Other earning assets	5,699	769	570	22,546	7,437
Total interest and dividend income	295,474	244,658	242,610	1,202,540	1,014,021
Interest expense:
Deposits	49,907	18,251	13,417	192,361	105,559
Borrowings	17,310	8,583	7,167	91,256	43,541
Total interest expense	67,217	26,834	20,584	283,617	149,100
Net interest income	228,257	217,824	222,026	918,923	864,921
Provision for credit losses - loans	10,585	31,000	27,500	45,985	251,683
Provision for credit losses - held to maturity securities	—	(1,000)	—	—	703
Net interest income after provision for credit losses	217,672	187,824	194,526	872,938	612,535
Non-interest income:
Deposit fees and service charges	6,506	5,960	5,975	26,398	23,903
Accounts receivable management / factoring commissions and other related fees	6,572	5,393	6,498	23,837	21,847
BOLI	4,770	5,363	4,961	20,670	20,292
Loan commissions and fees	8,698	7,290	13,220	24,129	39,537
Investment management fees	1,597	1,735	1,700	7,305	6,660
Net (loss) gain on sale of securities	(76)	642	(111)	(6,905)	9,428
Net gain on security calls	—	—	—	—	4,880
Gain on sale of residential mortgage loans	—	—	—	8,313	—
(Loss) gain on termination of pension plan	(280)	—	—	11,817	—
Other	4,594	1,842	1,678	15,301	9,015
Total non-interest income	32,381	28,225	33,921	130,865	135,562
Non-interest expense:
Compensation and benefits	52,453	55,960	56,563	215,766	222,067
Stock-based compensation plans	5,180	5,869	5,222	19,473	23,010
Occupancy and office operations	15,886	14,722	14,742	64,363	59,358
Information technology	9,313	8,422	9,559	35,580	33,311
Amortization of intangible assets	4,785	4,200	4,200	19,181	16,800
FDIC insurance and regulatory assessments	3,134	3,332	2,865	12,660	13,041
Other real estate owned, net	(132)	151	283	622	1,719
Impairment related to financial centers and real estate consolidation strategy	—	—	13,311	14,398	13,311
Charge for asset write-downs, systems integration, retention and severance	5,133	—	—	8,477	—
Loss (gain) on extinguishment of borrowings	—	6,241	2,749	(46)	19,462
Other	19,698	20,465	23,979	73,363	90,350
Total non-interest expense	115,450	119,362	133,473	463,837	492,429
Income before income tax expense	134,603	96,687	94,974	539,966	255,668
Income tax expense	27,905	12,280	18,551	112,925	29,899
Net income	106,698	84,407	76,423	427,041	225,769
Preferred stock dividend	1,976	1,969	1,966	7,933	7,883
Net income available to common stockholders	$104,722	$82,438	$74,457	$419,108	$217,886
Weighted average common shares:
Basic	199,719,747	193,494,929	193,036,678	205,679,874	194,084,358
Diluted	200,252,542	193,715,943	193,530,930	206,131,628	194,393,343
Earnings per common share:
Basic earnings per share	$0.52	$0.43	$0.39	$2.04	$1.12
Diluted earnings per share	0.52	0.43	0.38	2.03	1.12
Dividends declared per share	0.07	0.07	0.07	0.28	0.28

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020
Total assets	$30,586,497	$30,335,036	$30,839,893	$30,617,722	$29,820,138
Tangible assets [1]	28,792,651	28,545,390	29,054,447	28,836,476	28,043,091
Securities available for sale	3,095,648	2,660,835	2,620,624	2,419,458	2,298,618
Securities held to maturity, net	1,979,661	1,956,177	1,924,955	1,781,892	1,740,838
Loans held for sale[2]	8,125	8,124	44,437	36,826	11,749
Portfolio loans	21,440,212	21,709,957	22,295,267	22,281,940	21,848,409
Goodwill	1,683,482	1,683,482	1,683,482	1,683,482	1,683,482
Other intangibles	110,364	106,164	101,964	97,764	93,565
Deposits	22,418,658	22,558,280	23,600,621	24,255,333	23,119,522
Municipal deposits (included above)	1,988,047	2,091,259	1,724,049	2,397,072	1,648,945
Borrowings	2,885,958	2,598,698	2,582,609	993,535	1,321,714
Stockholders’ equity	4,530,113	4,422,424	4,484,187	4,557,785	4,590,514
Tangible common equity [1]	2,598,686	2,495,415	2,561,599	2,639,622	2,676,778
Quarterly Average Balances
Total assets	30,349,691	30,484,433	30,732,914	30,652,856	30,024,165
Tangible assets [1]	28,569,589	28,692,033	28,944,714	28,868,840	28,244,364
Loans, gross:
Commercial real estate (includes multi-family)	10,061,625	10,288,977	10,404,643	10,320,930	10,191,707
ADC	459,372	497,009	519,517	636,061	685,368
C&I:
Traditional C&I (includes PPP loans)	2,399,901	2,470,570	3,130,248	3,339,872	3,155,851
Asset-based lending[3]	1,137,719	1,107,542	981,518	864,075	876,377
Payroll finance[3]	228,501	217,952	173,175	143,579	162,762
Warehouse lending[3]	1,307,645	1,089,576	1,353,885	1,550,425	1,637,507
Factored receivables[3]	258,892	229,126	188,660	163,388	214,021
Equipment financing[3]	1,430,715	1,703,016	1,677,273	1,590,855	1,535,582
Public sector finance[3]	1,189,103	1,216,326	1,286,265	1,481,260	1,532,899
Total C&I	7,952,476	8,034,108	8,791,024	9,133,454	9,114,999
Residential mortgage	2,284,419	2,152,440	2,006,400	1,862,390	1,691,567
Consumer	243,057	233,643	219,052	206,700	195,870
Loans, total[4]	21,000,949	21,206,177	21,940,636	22,159,535	21,879,511
Securities (taxable)	2,905,545	2,883,367	2,507,384	2,363,059	2,191,333
Securities (non-taxable)	2,159,391	2,163,206	2,122,672	2,029,805	1,964,451
Other interest earning assets	835,554	727,511	669,422	610,938	487,696
Total interest earning assets	26,901,439	26,980,261	27,240,114	27,163,337	26,522,991
Deposits:
Non-interest bearing demand	4,361,642	4,346,518	5,004,907	5,385,939	5,530,334
Interest bearing demand	4,359,767	4,616,658	4,766,298	4,688,343	4,870,544
Savings (including mortgage escrow funds)	2,614,523	2,800,021	2,890,402	2,727,475	2,712,041
Money market	7,681,491	7,691,381	8,035,750	8,304,834	8,577,920
Certificates of deposit	3,271,674	3,237,990	2,766,580	2,559,325	2,158,348
Total deposits and mortgage escrow	22,289,097	22,692,568	23,463,937	23,665,916	23,849,187
Borrowings	2,890,407	2,580,922	2,101,016	1,747,941	852,057
Stockholders’ equity	4,524,417	4,506,537	4,464,403	4,530,334	4,591,770
Tangible common stockholders’ equity [1]	2,606,617	2,576,558	2,538,842	2,609,179	2,675,055

[1] See a reconciliation of non-GAAP financial measures beginning on page 18.
[2] Loans held for sale mainly includes commercial syndication loans.
[3] Asset-based lending, payroll finance, warehouse lending, factored receivables, equipment finance and public sector finance comprise our commercial finance loan portfolio.
[4] Includes loans held for sale, but excludes allowance for credit losses.

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Common Share Data	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020
Basic earnings per share	$0.52	$0.06	$0.25	$0.43	$0.39
Diluted earnings per share	0.52	0.06	0.25	0.43	0.38
Adjusted diluted earnings per share, non-GAAP [1]	0.54	(0.02)	0.29	0.45	0.49
Dividends declared per common share	0.07	0.07	0.07	0.07	0.07
Book value per common share	22.13	22.04	22.35	22.73	23.09
Tangible book value per common share[1]	13.09	12.83	13.17	13.57	13.87
Shares of common stock o/s	198,455,324	194,460,656	194,458,805	194,458,841	192,923,371
Basic weighted average common shares o/s	199,719,747	196,344,061	193,479,757	193,494,929	193,036,678
Diluted weighted average common shares o/s	200,252,542	196,709,038	193,604,431	193,715,943	193,530,930
Performance Ratios (annualized)
Return on average assets	1.37%	0.16%	0.64%	1.07%	0.99%
Return on average equity	9.18	1.09	4.40	7.24	6.45
Return on average tangible assets	1.45	0.17	0.68	1.14	1.05
Return on average tangible common equity	15.94	1.90	7.73	12.57	11.07
Return on average tangible assets, adjusted [1]	1.51	(0.04)	0.79	1.21	1.33
Return on avg. tangible common equity, adjusted [1]	16.57	(0.49)	9.02	13.37	14.03
Operating efficiency ratio, as adjusted [1]	39.9	42.4	45.1	43.1	43.0
Analysis of Net Interest Income
Accretion income on acquired loans	$19,497	$10,686	$10,086	$9,172	$8,560
Yield on loans	4.84%	4.47%	4.03%	3.82%	3.90%
Yield on investment securities - tax equivalent [2]	2.89	2.96	3.05	3.09	2.94
Yield on interest earning assets - tax equivalent [2]	4.41	4.13	3.79	3.63	3.69
Cost of interest bearing deposits	1.10	1.00	0.61	0.40	0.29
Cost of total deposits	0.89	0.81	0.48	0.31	0.22
Cost of borrowings	2.38	2.49	2.26	1.95	3.35
Cost of interest bearing liabilities	1.28	1.19	0.78	0.53	0.43
Net interest rate spread - tax equivalent basis [2]	3.13	2.94	3.01	3.10	3.26
Net interest margin - GAAP basis	3.37	3.16	3.15	3.19	3.33
Net interest margin - tax equivalent basis [2]	3.42	3.21	3.20	3.24	3.38
Capital
Tier 1 leverage ratio - Company [3]	9.55%	9.41%	9.51%	9.93%	10.13%
Tier 1 leverage ratio - Bank only [3]	10.11	9.99	10.09	10.48	11.33
Tier 1 risk-based capital ratio - Bank only [3]	12.32	12.19	12.24	12.39	13.38
Total risk-based capital ratio - Bank only [3]	13.63	13.80	13.85	13.86	14.73
Tangible common equity - Company [1]	9.03	8.74	8.82	9.15	9.55
Condensed Five Quarter Income Statement
Interest and dividend income	$295,474	$273,527	$253,226	$244,658	$242,610
Interest expense	67,217	61,755	39,927	26,834	20,584
Net interest income	228,257	211,772	213,299	217,824	222,026
Provision for credit losses	10,585	138,280	56,606	30,000	27,500
Net interest income after provision for credit losses	217,672	73,492	156,693	187,824	194,526
Non-interest income	32,381	47,326	26,090	28,225	33,921
Non-interest expense	115,450	114,713	124,881	119,362	133,473
Income before income tax expense	134,603	6,105	57,902	96,687	94,974
Income tax expense (benefit)	27,905	(8,042)	7,110	12,280	18,551
Net income	$106,698	$14,147	$50,792	$84,407	$76,423

[1] See a reconciliation of non-GAAP financial measures beginning on page 18.
[2] Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable federal tax rate of 21%.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Credit Losses Roll Forward	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020
Balance, beginning of period	$104,735	$106,238	$326,444	$365,489	$325,943
Implementation of CECL accounting standard:
Gross up from purchase credit impaired loans	—	22,496	—	—	—
Transition amount charged to equity	—	68,088	—	—	—
Provision for credit losses - loans	10,585	136,577	56,606	31,000	27,500
Loan charge-offs[1]:
Traditional C&I	(470)	(298)	(3,988)	(1,089)	(17,757)
Asset-based lending	(5,856)	(985)	(1,500)	(1,297)	—
Payroll finance	(168)	—	(560)	—	(730)
Factored receivables	(68)	(7)	(3,731)	(6,893)	(2,099)
Equipment financing	(1,739)	(4,793)	(7,863)	(42,128)	(3,445)
Commercial real estate	(583)	(1,275)	(11)	(3,650)	(3,266)
Multi-family	—	—	(154)	—	(430)
ADC	—	(3)	(1)	—	(307)
Residential mortgage	(334)	(1,072)	(702)	(17,353)	(23)
Consumer	(401)	(1,405)	(172)	(97)	(62)
Total charge-offs	(9,619)	(9,838)	(18,682)	(72,507)	(28,119)
Recoveries of loans previously charged-off[1]:
Traditional C&I	232	475	116	677	194
Payroll finance	5	9	1	262	38
Factored receivables	9	4	1	185	122
Equipment financing	91	1,105	387	816	217
Commercial real estate	—	60	584	—	174
Multi-family	105	—	1	—	—
Acquisition development & construction	—	105	—	—	—
Residential mortgage	5	—	—	—	1
Consumer	90	1,125	31	21	30
Total recoveries	537	2,883	1,121	1,961	776
Net loan charge-offs	(9,082)	(6,955)	(17,561)	(70,546)	(27,343)
Balance, end of period	$106,238	$326,444	$365,489	$325,943	$326,100
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$179,051	$252,205	$260,333	$180,795	$166,889
NPLs still accruing	110	1,545	272	56	170
Total NPLs	179,161	253,750	260,605	180,851	167,059
Other real estate owned	12,189	11,815	8,665	6,919	5,347
Non-performing assets (“NPAs”)	$191,350	$265,565	$269,270	$187,770	$172,406
Loans 30 to 89 days past due	$52,880	$69,769	$66,268	$68,979	$72,912
Net charge-offs as a % of average loans (annualized)	0.17%	0.13%	0.32%	1.27%	0.50%
NPLs as a % of total loans	0.84	1.17	1.17	0.81	0.76
NPAs as a % of total assets	0.63	0.88	0.87	0.61	0.58
Allowance for credit losses as a % of NPLs	59.3	128.6	140.2	180.2	195.2
Allowance for credit losses as a % of total loans	0.50	1.50	1.64	1.46	1.49
Special mention loans	$159,976	$132,356	$141,805	$204,267	$461,458
Substandard loans	295,428	402,393	415,917	375,427	528,760
Doubtful loans	—	—	—	—	304

[1] There were no charge-offs or recoveries on warehouse lending or public sector finance loans during the periods presented. There were no asset-based lending recoveries during the periods presented.

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	September 30, 2020			December 31, 2020
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$9,133,454	$83,415	3.63%	$9,114,999	$83,429	3.64%
Commercial real estate (includes multi-family)	10,320,930	104,463	4.03	10,191,707	105,193	4.11
ADC	636,061	6,117	3.83	685,368	6,500	3.77
Commercial loans	20,090,445	193,995	3.84	19,992,074	195,122	3.88
Consumer loans	206,700	2,025	3.90	195,870	2,028	4.12
Residential mortgage loans	1,862,390	16,989	3.65	1,691,567	17,372	4.11
Total gross loans [1]	22,159,535	213,009	3.82	21,879,511	214,522	3.90
Securities taxable	2,363,059	18,623	3.14	2,191,333	15,679	2.85
Securities non-taxable	2,029,805	15,515	3.06	1,964,451	14,985	3.05
Interest earning deposits	424,249	154	0.14	331,587	105	0.13
FHLB and Federal Reserve Bank Stock	186,689	615	1.31	156,109	465	1.18
Total securities and other earning assets	5,003,802	34,907	2.78	4,643,480	31,234	2.68
Total interest earning assets	27,163,337	247,916	3.63	26,522,991	245,756	3.69
Non-interest earning assets	3,489,519			3,501,174
Total assets	$30,652,856			$30,024,165
Interest bearing liabilities:
Demand and savings [2] deposits	$7,415,818	$4,116	0.22%	$7,582,585	$3,230	0.17%
Money market deposits	8,304,834	8,078	0.39	8,577,920	6,065	0.28
Certificates of deposit	2,559,325	6,057	0.94	2,158,348	4,122	0.76
Total interest bearing deposits	18,279,977	18,251	0.40	18,318,853	13,417	0.29
Other borrowings	1,303,849	3,378	1.03	261,787	518	0.79
Subordinated debentures - Bank	173,328	2,360	5.45	168,222	2,293	5.45
Subordinated debentures - Company	270,764	2,845	4.20	422,048	4,356	4.13
Total borrowings	1,747,941	8,583	1.95	852,057	7,167	3.35
Total interest bearing liabilities	20,027,918	26,834	0.53	19,170,910	20,584	0.43
Non-interest bearing deposits	5,385,939			5,530,334
Other non-interest bearing liabilities	708,665			731,151
Total liabilities	26,122,522			25,432,395
Stockholders’ equity	4,530,334			4,591,770
Total liabilities and stockholders’ equity	$30,652,856			$30,024,165
Net interest rate spread [3]			3.10%			3.26%
Net interest earning assets [4]	$7,135,419			$7,352,081
Net interest margin - tax equivalent		221,082	3.24%		225,172	3.38%
Less tax equivalent adjustment		(3,258)			(3,146)
Net interest income		217,824			222,026
Accretion income on acquired loans		9,172			8,560
Tax equivalent net interest margin excluding accretion income on acquired loans		$211,910	3.10%		$216,612	3.25%
Ratio of interest earning assets to interest bearing liabilities	135.6%			138.4%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	December 31, 2019			December 31, 2020
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$7,952,476	$97,221	4.85%	$9,114,999	$83,429	3.64%
Commercial real estate (includes multi-family)	10,061,625	122,435	4.83	10,191,707	105,193	4.11
ADC	459,372	5,924	5.12	685,368	6,500	3.77
Commercial loans	18,473,473	225,580	4.84	19,992,074	195,122	3.88
Consumer loans	243,057	3,290	5.37	195,870	2,028	4.12
Residential mortgage loans	2,284,419	27,507	4.82	1,691,567	17,372	4.11
Total gross loans [1]	21,000,949	256,377	4.84	21,879,511	214,522	3.90
Securities taxable	2,905,545	20,367	2.78	2,191,333	15,679	2.85
Securities non-taxable	2,159,391	16,494	3.06	1,964,451	14,985	3.05
Interest earning deposits	573,861	2,423	1.68	331,587	105	0.13
FHLB and Federal Reserve Bank stock	261,693	3,276	4.97	156,109	465	1.18
Total securities and other earning assets	5,900,490	42,560	2.86	4,643,480	31,234	2.68
Total interest earning assets	26,901,439	298,937	4.41	26,522,991	245,756	3.69
Non-interest earning assets	3,448,252			3,501,174
Total assets	$30,349,691			$30,024,165
Interest bearing liabilities:
Demand and savings [2] deposits	$6,974,290	$13,670	0.78%	$7,582,585	$3,230	0.17%
Money market deposits	7,681,491	20,867	1.08	8,577,920	6,065	0.28
Certificates of deposit	3,271,674	15,370	1.86	2,158,348	4,122	0.76
Total interest bearing deposits	17,927,455	49,907	1.10	18,318,853	13,417	0.29
Senior notes	173,601	1,369	3.15	—	—	—
Other borrowings	2,496,546	13,112	2.08	261,787	518	0.79
Subordinated debentures - Bank	173,142	2,358	5.45	168,222	2,293	5.45
Subordinated debentures - Company	47,118	471	4.00	422,048	4,356	4.13
Total borrowings	2,890,407	17,310	2.38	852,057	7,167	3.35
Total interest bearing liabilities	20,817,862	67,217	1.28	19,170,910	20,584	0.43
Non-interest bearing deposits	4,361,642			5,530,334
Other non-interest bearing liabilities	645,770			731,151
Total liabilities	25,825,274			25,432,395
Stockholders’ equity	4,524,417			4,591,770
Total liabilities and stockholders’ equity	$30,349,691			$30,024,165
Net interest rate spread [3]			3.13%			3.26%
Net interest earning assets [4]	$6,083,577			$7,352,081
Net interest margin - tax equivalent		231,720	3.42%		225,172	3.38%
Less tax equivalent adjustment		(3,463)			(3,146)
Net interest income		228,257			222,026
Accretion income on acquired loans		19,497			8,560
Tax equivalent net interest margin excluding accretion income on acquired loans		$212,223	3.13%		$216,612	3.25%
Ratio of interest earning assets to interest bearing liabilities	129.2%			138.4%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 22.
	As of and for the Quarter Ended
	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020

The following table shows the reconciliation of pretax pre-provision net revenue to adjusted pretax pre-provision net revenue[1]:

Net interest income	$228,257	$211,772	$213,299	$217,824	$222,026
Non-interest income	32,381	47,326	26,090	28,225	33,921
Total net revenue	260,638	259,098	239,389	246,049	255,947
Non-interest expense	115,450	114,713	124,881	119,362	133,473
PPNR	145,188	144,385	114,508	126,687	122,474

Adjustments:
Accretion income	(19,497)	(10,686)	(10,086)	(9,172)	(8,560)
Net loss (gain) on sale of securities	76	(8,412)	(485)	(642)	111
Net loss on termination of Astoria defined benefit pension plan	280	—	—	—	—
Loss on extinguishment of debt	—	744	9,723	6,241	2,749
Impairment related to financial centers and real estate consolidation strategy	—	—	—	—	13,311
Charge for asset write-downs, systems integration, retention and severance	5,133	—	—	—	—
Amortization of non-compete agreements and acquired customer list intangible assets	200	172	172	172	172
Adjusted PPNR	$131,380	$126,203	$113,832	$123,286	$130,257

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 22.
	As of and for the Quarter Ended
	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020

The following table shows the reconciliation of stockholders’ equity to tangible common equity and the tangible common equity ratio2:

Total assets	$30,586,497	$30,335,036	$30,839,893	$30,617,722	$29,820,138
Goodwill and other intangibles	(1,793,846)	(1,789,646)	(1,785,446)	(1,781,246)	(1,777,047)
Tangible assets	28,792,651	28,545,390	29,054,447	28,836,476	28,043,091
Stockholders’ equity	4,530,113	4,422,424	4,484,187	4,557,785	4,590,514
Preferred stock	(137,581)	(137,363)	(137,142)	(136,917)	(136,689)
Goodwill and other intangibles	(1,793,846)	(1,789,646)	(1,785,446)	(1,781,246)	(1,777,047)
Tangible common stockholders’ equity	2,598,686	2,495,415	2,561,599	2,639,622	2,676,778
Common stock outstanding at period end	198,455,324	194,460,656	194,458,805	194,458,841	192,923,371
Common stockholders’ equity as a % of total assets	14.36%	14.13%	14.10%	14.44%	14.94%
Book value per common share	$22.13	$22.04	$22.35	$22.73	$23.09
Tangible common equity as a % of tangible assets	9.03%	8.74%	8.82%	9.15%	9.55%
Tangible book value per common share	$13.09	$12.83	$13.17	$13.57	$13.87

The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[3]:

Average stockholders’ equity	$4,524,417	$4,506,537	$4,464,403	$4,530,334	$4,591,770
Average preferred stock	(137,698)	(137,579)	(137,361)	(137,139)	(136,914)
Average goodwill and other intangibles	(1,780,102)	(1,792,400)	(1,788,200)	(1,784,016)	(1,779,801)
Average tangible common stockholders’ equity	2,606,617	2,576,558	2,538,842	2,609,179	2,675,055
Net income available to common	104,722	12,171	48,820	82,438	74,457
Net income, if annualized	415,473	48,951	196,353	327,960	296,209
Reported return on avg tangible common equity	15.94%	1.90%	7.73%	12.57%	11.07%
Adjusted net income (loss) (see reconciliation on page 20)	$108,855	$(3,124)	$56,926	$87,682	$94,323
Annualized adjusted net income (loss)	431,870	(12,565)	228,955	348,822	375,242
Adjusted return on average tangible common equity	16.57%	(0.49)%	9.02%	13.37%	14.03%

The following table shows the reconciliation of reported return on average tangible assets and adjusted return on average tangible assets[4]:

Average assets	$30,349,691	$30,484,433	$30,732,914	$30,652,856	$30,024,165
Average goodwill and other intangibles	(1,780,102)	(1,792,400)	(1,788,200)	(1,784,016)	(1,779,801)
Average tangible assets	28,569,589	28,692,033	28,944,714	28,868,840	28,244,364
Net income available to common	104,722	12,171	48,820	82,438	74,457
Net income, if annualized	415,473	48,951	196,353	327,960	296,209
Reported return on average tangible assets	1.45%	0.17%	0.68%	1.14%	1.05%
Adjusted net income (loss) (see reconciliation on page 20)	$108,855	$(3,124)	$56,926	$87,682	$94,323
Annualized adjusted net income (loss)	431,870	(12,565)	228,955	348,822	375,242
Adjusted return on average tangible assets	1.51%	(0.04)%	0.79%	1.21%	1.33%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 22.
	As of and for the Quarter Ended
	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[5]:

Net interest income	$228,257	$211,772	$213,299	$217,824	$222,026
Non-interest income	32,381	47,326	26,090	28,225	33,921
Total revenue	260,638	259,098	239,389	246,049	255,947
Tax equivalent adjustment on securities	3,463	3,454	3,411	3,258	3,146
Net loss (gain) on sale of securities	76	(8,412)	(485)	(642)	111
Loss on termination of pension plan	280	—	—	—	—
Depreciation of operating leases	—	(3,492)	(3,136)	(3,130)	(3,130)
Adjusted total revenue	264,457	250,648	239,179	245,535	256,074
Non-interest expense	115,450	114,713	124,881	119,362	133,473
Charge for asset write-downs, systems integration, retention and severance	(5,133)	—	—	—	—
Impairment related to financial centers and real estate consolidation strategy	—	—	—	—	(13,311)
Loss on extinguishment of borrowings	—	(744)	(9,723)	(6,241)	(2,749)
Depreciation of operating leases	—	(3,492)	(3,136)	(3,130)	(3,130)
Amortization of intangible assets	(4,785)	(4,200)	(4,200)	(4,200)	(4,200)
Adjusted non-interest expense	105,532	106,277	107,822	105,791	110,083
Reported operating efficiency ratio	44.3%	44.3%	52.2%	48.5%	52.1%
Adjusted operating efficiency ratio	39.9	42.4	45.1	43.1	43.0

The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share(non-GAAP)[6]:

Income before income tax expense	$134,603	$6,105	$57,902	$96,687	$94,974
Income tax expense (benefit)	27,905	(8,042)	7,110	12,280	18,551
Net income (GAAP)	106,698	14,147	50,792	84,407	76,423
Adjustments:
Net loss (gain) on sale of securities	76	(8,412)	(485)	(642)	111
Loss on termination of pension plan	280	—	—	—	—
Loss on extinguishment of debt	—	744	9,723	6,241	2,749
Impairment related to financial centers and real estate consolidation strategy.	—	—	—	—	13,311
Charge for asset write-downs, systems integration, retention and severance	5,133	—	—	—	—
Amortization of non-compete agreements and acquired customer list intangible assets	200	172	172	172	172
Total pre-tax adjustments	5,689	(7,496)	9,410	5,771	16,343
Adjusted pre-tax income (loss)	140,292	(1,391)	67,312	102,458	111,317
Adjusted income tax expense (benefit)	29,461	(243)	8,414	12,807	15,028
Adjusted net income (loss) (non-GAAP)	110,831	(1,148)	58,898	89,651	96,289
Preferred stock dividend	1,976	1,976	1,972	1,969	1,966
Adjusted net income (loss) available to common stockholders (non-GAAP)	$108,855	$(3,124)	$56,926	$87,682	$94,323

Weighted average diluted shares	200,252,542	196,709,038	193,604,431	193,715,943	193,530,930
Reported diluted EPS (GAAP)	$0.52	$0.06	$0.25	$0.43	$0.38
Adjusted diluted EPS (non-GAAP)	0.54	(0.02)	0.29	0.45	0.49

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 22.
	For the Year Ended December 31,
	2019	2020
The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share (non-GAAP)[6]:

Income before income tax expense	$539,966	$255,668
Income tax expense (benefit)	112,925	29,899
Net income (GAAP)	427,041	225,769

Adjustments:
Net loss (gain) on sale of securities	6,905	(9,428)
Net (gain) on termination of pension plan	(11,817)	—
Net (gain) on sale or residential mortgage loans	(8,313)	—
Impairment related to financial centers and real estate consolidation strategy	14,398	13,311
Charge for asset write-downs, systems integration, retention and severance	8,477	—
(Gain) loss on extinguishment of borrowings	(46)	19,462
Amortization of non-compete agreements and acquired customer list intangible assets	840	686
Total pre-tax adjustments	10,444	24,031
Adjusted pre-tax income	550,410	279,699
Adjusted income tax expense	115,586	37,759
Adjusted net income (non-GAAP)	$434,824	$241,940
Preferred stock dividend	7,933	7,883
Adjusted net income available to common stockholders (non-GAAP)	$426,891	$234,057

Weighted average diluted shares	206,131,628	194,393,343
Diluted EPS as reported (GAAP)	$2.03	$1.12
Adjusted diluted EPS (non-GAAP)	2.07	1.20

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 23.
	For the Year Ended December 31,
	2019	2020
The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[3]:
Average stockholders’ equity	$4,463,605	$4,523,468
Average preferred stock	(138,007)	(137,247)
Average goodwill and other intangibles	(1,773,475)	(1,786,081)
Average tangible common stockholders’ equity	2,552,123	2,600,140
Net income available to common stockholders	$419,108	$217,886
Reported return on average tangible common equity	16.42%	8.38%
Adjusted net income available to common stockholders (see reconciliation on page 21)	$426,891	$234,057
Adjusted return on average tangible common equity	16.73%	9.00%
The following table shows the reconciliation of reported return on avg tangible assets and adjusted return on avg tangible assets[4]:
Average assets	$30,138,390	$30,472,854
Average goodwill and other intangibles	(1,773,475)	(1,786,081)
Average tangible assets	28,364,915	28,686,773
Net income available to common stockholders	419,108	217,886
Reported return on average tangible assets	1.48%	0.76%
Adjusted net income available to common stockholders (see reconciliation on page 21)	$426,891	$234,057
Adjusted return on average tangible assets	1.51%	0.82%
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[5]:
Net interest income	$918,923	$864,921
Non-interest income	130,865	135,562
Total revenues	1,049,788	1,000,483
Tax equivalent adjustment on securities	14,834	13,271
Net loss (gain) on sale of securities	6,905	(9,428)
Net (gain) on termination of pension plan	(11,817)	—
(Gain) on sale of residential mortgage loans	(8,313)	—
Depreciation of operating leases	—	(12,888)
Adjusted total net revenue	1,051,397	991,438
Non-interest expense	463,837	492,429
Charge for asset write-downs, system integration, retention and severance	(8,477)	—
Impairment related to financial centers and real estate consolidation strategy	(14,398)	(13,311)
Gain (loss) on extinguishment of borrowings	46	(19,462)
Depreciation of operating leases	—	(12,888)
Amortization of intangible assets	(19,181)	(16,800)
Adjusted non-interest expense	$421,827	$429,968
Reported operating efficiency ratio	44.2%	49.2%
Adjusted operating efficiency ratio	40.1%	43.4%

The non-GAAP/as adjusted measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP/adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

1 PPNR is a non-GAAP financial measure calculated by summing our GAAP net interest income plus GAAP non-interest income minus our GAAP non-interest expense and eliminating provision for credit losses and income taxes. We believe the use of PPNR provides useful information to readers of our financial statements because it enables an assessment of our ability to generate earnings to cover credit losses through a credit cycle. Adjusted PPNR includes the adjustments we make for adjusted earnings and excludes accretion income. We believe adjusted PPNR supplements our PPNR calculation. We use this calculation to assess our performance in the current operating environment.

2 Stockholders’ equity as a percentage of total assets, book value per common share, tangible common equity as a percentage of tangible assets and tangible book common value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

3 Reported return on average tangible common equity and adjusted return on average tangible common equity measures provide information to evaluate the use of our tangible common equity.

4 Reported return on average tangible assets and adjusted return on average tangible assets measures provide information to help assess our profitability.

5 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

6 Adjusted net income available to common stockholders and adjusted diluted earnings per share present a summary of our earnings, which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.